UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 22, 2008
H&R Block, Inc.
(Exact name of registrant as specified in its charter)
Missouri
(State or other jurisdiction of incorporation)
44-0607856
(I.R.S. employer identification number)
1-6089
(Commission file number)
One H&R Block Way, Kansas City, MO 64105
(Address of principal executive offices and zip code)
(816) 854-3000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. to Form 8-K):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES
EX-1.1
EX-3.1
EX-10.1
EX-99.1

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
     On October 22, 2008, H&R Block, Inc. (the “Company”) entered into a Placement Agent Agreement with Lazard Capital Markets LLC (“LCM”), relating to the offering, issuance and sale of up to an aggregate of 8,285,714 shares of the Company’s common stock, without par value (the “Common Stock”) in a registered direct public offering to selective institutional investors (the “Purchasers”) at a negotiated price of $17.50 per share. A copy of the Placement Agent Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.
     In connection with the offering, on October 22, 2008, the Company entered into individual subscription agreements with the Purchasers, pursuant to which the Company agreed to sell up to 8,285,714 shares of Common Stock to the Purchasers for an aggregate purchase price of $144,999,995.00. The form of subscription agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
     The Company estimates the net proceeds to the Company from the registered direct offering, after deducting placement agent fees and the Company’s anticipated offering expenses, to be approximately $141.6 million. The transaction is expected to close on October 27, 2008, subject to satisfaction of customary closing conditions.
     The shares of common stock sold in the offering will be issued pursuant to a prospectus and a prospectus supplement filed with the Securities and Exchange Commission on October 22, 2008, in connection with a takedown from the Company’s effective shelf registration statement on Form S-3 (File No. 333-154611).
     The foregoing summaries of the terms of the Placement Agent Agreement and Subscription Agreements are subject to, and qualified in their entirety by, such documents attached hereto. A copy of the press release announcing the registered direct offering is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR
     On September 4, 2008, at the annual meeting of the shareholders of the Company, the shareholders, upon the recommendation of the Company’s Board of Directors, approved and adopted proposals to amend the Company’s Restated Articles of Incorporation (the “Articles”) to provide for an independent chairman of the Board of Directors, to decrease the permissible number of directors, to impose director term limits and to limit the voting rights of preferred stock that the Board of Directors is authorized to issue. On October 15, 2008, the Board of Directors of the Company approved and adopted a restatement of the Company’s Articles to incorporate into one document all previous amendments to the Articles and the amendments approved by the shareholders on September 4, 2008. The Amended and Restated Articles of Incorporation incorporate all amendments to the Company’s Restated Articles of Incorporation previously approved by the Company shareholders, but make no additional amendments or modifications.
     As a result, the Company filed Amended and Restated Articles of Incorporation with the Missouri Secretary of State on October 17, 2008. The Amended and Restated Articles of Incorporation became effective upon filing. The following discussion is qualified by reference to the Amended and Restated Articles of Incorporation, which are filed as Exhibit 3.1 to this Current Report on Form 8-K.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits.

Exhibit Number	Description

1.1	Placement Agent Agreement, dated October 22, 2008, between H&R Block, Inc. and Lazard Capital Markets LLC.

10.1	Form of Subscription Agreement, dated October 22, 2008, entered into between H&R Block, Inc. and each Purchaser.

3.1	Amended and Restated Articles of Incorporation.

99.1	Press Release Issued October 22, 2008.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

H&R Block, Inc.
By:	/s/ Bret G. Wilson
Bret G. Wilson
Vice President and Secretary

Date: October 22, 2008